UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

AMENDMENT 1

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant   ☐

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PRISM TECHNOLOGIES GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[*], 2016

Dear Stockholder:

This year’s annual meeting of stockholders of Prism Technologies Group, Inc. (formerly Internet Patents Corporation) will be held on December 29, 2016, at 9:00 a.m. local time, at 101 Parkshore Dr., Folsom CA 95630. You are cordially invited to attend.

The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy card in the postage-paid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders are important.

A copy of our Annual Report to Stockholders is also enclosed for your information. At the annual meeting we will review past results and our plans for the future. The Board of Directors and management look forward to seeing you at the annual meeting.

Very truly yours,

/s/ Hussein A. Enan
Hussein A. Enan
Chairman of the Board and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 29, 2016

TO THE STOCKHOLDERS:

Please take notice that the annual meeting of the stockholders of Prism Technologies Group, Inc., a Delaware corporation (“Prism Group” or the “Company”), will be held on December 29, 2016, at 9:00 am local time, at 101 Parkshore Dr., Folsom CA 95630 for the following purposes:

1.	To elect one Class II director to hold office for a three year term and until their successors are elected and qualified;
2.	To hold an advisory vote to approve named executive officer compensation;
3.	To consider and ratify the appointment of Ernst & Young LLP as Prism Group’s independent registered public accounting firm for the year ending December 31, 2016;
4.

To approve an amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to effect a reverse stock split of our issued and outstanding shares of Common Stock at a ratio and effective upon a date to be determined by the Company’s board of directors (the “Board”); and

5.	To transact such other business as may properly be considered at the annual meeting.

Stockholders of record at the close of business on October 31, 2016 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at Prism Group’s principal offices located at 101 Parkshore Dr., Folsom CA 95630.

By Order of the Board of Directors,

/s/ L. Eric Loewe
L. Eric Loewe
Senior Vice President, Secretary and
General Counsel

Folsom, California

[*], 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING:

THE PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K TO STOCKHOLDERS ARE AVAILABLE

AT:http://ir.przmgroup.com

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited by the Board of Directors of Prism Technologies Group, Inc., a Delaware corporation (“Prism Group” or the “Company”), for use at its annual meeting of stockholders to be held on December 29, 2016,or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is [*], the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

SOLICITATION AND VOTING OF PROXIES

The cost of soliciting proxies will be borne by Prism Group. In addition to soliciting stockholders by mail, Prism Group will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of Prism Group registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. Prism Group may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. In addition, Prism Group has retained Broadridge Financial Solutions, Inc., an investor communications firm, for assistance in connection with the annual meeting at a nominal additional cost.

On October 31, 2016, there were [*] shares of Prism Group’s common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her. Prism Group’s bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted as recommended by our Board of Directors. A stockholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to the Secretary of Prism Group a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

If a broker does not receive instructions from the beneficial owner of shares held in street name for certain types of proposals it must indicate on the proxy that it does not have authority to vote such shares (a “broker non-vote”) as to such proposals. As a result of recent changes to how brokers may vote your stock, please note that if your broker does not receive instructions from you, your broker will not be able to vote your shares in the election of directors. See each of the proposals set forth herein for additional information regarding how broker non-votes will affect the outcome of each proposal. If your shares are held in street name, we strongly encourage you to provide your broker with voting instructions and exercise your right to vote for these important proposals.

DELIVERY OF PROXY STATEMENT AND REPORT

Stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will only receive one copy of the notice and our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies.

If you wish to receive a separate notice, proxy statement or annual report at this time, please request the additional copy by contacting Broadridge Financial Solutions, Inc. by telephone at 1-800-579-1639 or by email at sendmaterial@proxyvote.com. If any stockholders in your household wish to receive a separate proxy statement or annual report in the future, they may contact:

Prism Technologies Group, Inc.

101 Parkshore Dr., Suite 100

Folsom, CA 95630

916-932-2860

Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple proxy statements and annual reports by contacting us.

INFORMATION ABOUT PRISM TECHNOLOGIES GROUP, INC.

General Corporate Governance Matters

Available Information

You may obtain free copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports, as well as other Corporate Governance Materials on our website at http://ir.przmgroup.com, or by contacting our corporate office by calling (916) 932-2860, or by sending an e-mail message to info@przmgroup.com.

We electronically file our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the Securities and Exchange Commission (“SEC”) pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934. Any materials we file with the SEC are accessible to the public at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. The public may also utilize the SEC’s Internet website, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC website is http://www.sec.gov.

Results of 2016 Annual Meeting

We will announce preliminary voting results at the annual meeting and will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the 2016 annual meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the 2016 annual meeting, we intend to file a Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an additional Form 8-K with the SEC to disclose the final voting results.

Related Person Transactions

The Audit Committee is provided authority under its charter to review and approve any related-party transactions, after reviewing each such transaction for potential conflicts of interests and other improprieties. There were no related-party transactions in the years ended December 31, 2015 or December 31, 2014.

Board Structure and Role

By resolution adopted by the Company’s Board of Directors on March 26, 2015, the size of the Company’s board was immediately increased and fixed at five, with one Class I director, two Class II directors and two Class III directors.

Mr. Hussein A. Enan serves as Chief Executive Officer and Chairman of the Board of Directors. At this stage of development of our patent licensing business, the Board believes that Prism Group is best served by a Chairman who is involved with the Company’s operations on a full-time basis and is therefore able to bring great depth of knowledge about the Company to this role. In addition, Mr. Gregory J. Duman serves as a Director of Prism Group and also is President of Prism Technologies, LLC, a wholly owned operating subsidiary that was acquired in March 2015. The Board does not have a designated lead independent director.

The Board of Directors and its committees have an active role in overseeing the management of the Company’s operations. At each regularly scheduled board meeting, management presents to the Board of Directors relevant information regarding our current operations and risks. In addition, each of the committees considers the risks within its areas of responsibility. The Board and the Audit Committee each receive regular reports on the status of the Company's internal controls and each reviews key operational risks periodically. The Audit Committee regularly meets in executive session without the executive officers. The Compensation Committee and the Board periodically reviews senior executive officer compensation arrangements and the compensation policies and practices for non-executive employees and analyze the compensation incentives, potential risks, and factors to mitigate such potential risks. The Compensation Committee and the Board have determined that our executive compensation program, as well as our compensation policies and practices for non-executive employees, do not encourage senior executives or non-executive employees to take unnecessary and excessive risks that threaten the value of the Company. Based on this review, the Compensation Committee and the Board concluded that the Company’s programs, policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Board Meetings and Committees

During the year ended December 31, 2015, the Board of Directors held seven meetings. During that period, the Audit Committee of the Board held four meetings, the Compensation Committee of the Board held three meetings, and the Nominating Committee of the Board held one meeting. All directors attended or participated in more than 75% of the total number of meetings of the Board and any of the committees of the Board on which such director served during that period.

Audit Committee. The current members of the Audit Committee are Messrs. Corroon and Chookaszian. Mr. Thomas Orr served as chairman of the committee and was the audit committee financial expert under the rules of the SEC until his death in October 2016. The Board of Directors has determined that each of the members of the Audit Committee is independent for purposes of the Nasdaq Marketplace Rules as they apply to audit committee members. More information about each member of the Audit Committee can be found below in the section titled “Directors of Prism Group.”

The functions of the Audit Committee include overseeing the quality of our financial reports and other financial information, retention of the independent registered public accounting firm, reviewing and approving the planned scope, proposed fee arrangements and results of Prism Group’s annual audit, reviewing our critical accounting policies and the adequacy of our accounting and financial controls, and reviewing the independence of Prism Group’s independent registered public accounting firm.

Compensation Committee.     The current members of the Compensation Committee are Messrs. Chookaszian and Corroon. Mr. Orr was a member of the Compensation Committee until his death in October 2016. Mr. Chookaszian is chairman of the committee. The Compensation Committee reviews and determines the salary and bonus criteria of and stock option grants to all executive officers. The Board of Directors has determined that all members of the Compensation Committee are independent for purposes of the Nasdaq Marketplace Rules. More information about each member of the Compensation Committee can be found below in the section titled “Directors of Prism Group.”

For additional information about the functions of the Compensation Committee, see “Executive and Director Compensation” below.

Nominating Committee.     The current members of the Nominating Committee are Messrs. Corroon and Chookaszian. Mr. Orr was a member of the Nominating Committee until his death in October 2016. The Board of Directors has determined that all members of the Nominating Committee are independent for purposes of the Nasdaq Marketplace Rules. Mr. Corroon currently is chairman of the committee. More information about each member of the Nominating Committee can be found below in the section titled “Directors of Prism Group.”

The functions of the Nominating Committee include selecting, evaluating and recommending to the Board of Directors qualified candidates for election or appointment to the Board of Directors, and recommending corporate governance principles, codes of conduct and compliance mechanisms applicable to Prism Group.

Director Nominations

The Nominating Committee is responsible for the selection, and recommendation to the Board of Directors, of nominees for election as director. When considering the nomination of directors for election at an annual meeting, the Nominating Committee reviews the needs of the Board of Directors for various skills, background, experience and expected contributions and the qualification standards established from time to time by the Nominating Committee, and considers nominations in light of those needs. When reviewing potential nominees, including incumbents, the Nominating Committee also considers the candidate’s relevant background, experience and skills and expected contributions to the Board of Directors. The Nominating Committee evaluates its selection criteria and evaluation process periodically, and may in the future include additional qualifications, such as the diversity of backgrounds of candidates. The Nominating Committee also seeks appropriate input from the Chief Executive Officer from time to time in assessing the needs of the Board of Directors for relevant background, experience and skills of its members.

The Nominating Committee’s goal is to assemble a Board of Directors that brings to Prism Group a diversity of experience at policy-making levels in business and technology, and in areas that are relevant to Prism Group’s activities. Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders. They must have an inquisitive and objective outlook and mature judgment. They must also have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are and have been affiliated. Director candidates must have sufficient time available in the judgment of the Nominating Committee to perform all Board and committee responsibilities that will be expected of them. Members of the Board of Directors are expected to rigorously prepare for, attend and participate in all meetings of the Board of Directors and applicable committees. Other than the foregoing, there are no specific minimum criteria for director nominees, although the Nominating Committee believes that it is preferable that at least one member of the Board of Directors should meet the criteria for an “audit committee financial expert” as defined by SEC rules. Under applicable Nasdaq listing requirements, at least a majority of the members of the Board of Directors must meet the definition of “independent director” set forth in such requirements. The Nominating Committee also believes it appropriate for one or more key members of Prism Group’s management, including the Chief Executive Officer, to serve on the Board of Directors.

The Nominating Committee will consider candidates for director proposed by directors or management, and will evaluate any such candidates against the criteria and pursuant to the policies and procedures set forth above. If the Nominating Committee believes that the Board of Directors requires additional candidates for nomination, the Nominating Committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. All incumbent directors and nominees will be required to submit a completed directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating Committee.

The Nominating Committee will also consider candidates for director recommended by a stockholder, provided that any such recommendation is sent in writing to General Counsel, Prism Technologies Group, Inc., 101 Parkshore Dr., Folsom CA 95630 at least 120 days prior to the anniversary of the date definitive proxy materials were mailed to stockholders in connection with the prior year’s annual meeting of stockholders and contains the following information:

●	the candidate’s name, age, contact information and present principal occupation or employment; and
●

a description of the candidate’s qualifications, skills, background and business experience during at least the last five years, including his or her principal occupation and employment and the name and principal business of any company or other organization where the candidate has been employed or has served as a director.

The Nominating Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

In addition, stockholders may make direct nominations of directors for election at an annual meeting, provided the advance notice requirements set forth in our Bylaws have been met. Under our Bylaws, written notice of any such nomination, including certain information and representations specified in the Bylaws, must be delivered to our principal executive offices, addressed to the General Counsel, at least 120 days prior to the anniversary of the date definitive proxy materials were mailed to stockholders in connection with the prior year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice must be received not later than the close of business on the tenth day following the day on which the public announcement of the date of such meeting is first made.

Stockholder Communications with Directors; Director Attendance at Annual Meetings

Stockholders may communicate with any and all members of our Board of Directors by transmitting correspondence by mail or facsimile addressed to one or more directors by name (or to the Chairman, for a communication addressed to the entire Board) at the following address and phone number:

Name of the Director(s)

c/o Corporate Secretary

Prism Technologies Group, Inc.

101 Parkshore Dr., Suite 100

Folsom, CA 95630

916-932-2860

Communications from our stockholders received as indicated above will be forwarded to the indicated director or directors unless the communication is primarily commercial in nature or relates to an improper or irrelevant topic.

We do not have a policy regarding directors’ attendance at annual meetings. All directors attended the 2015 Annual Meeting.

Committee Charters and Other Corporate Governance Materials

The Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees and officers and members of the Board of Directors. A copy of the Code of Business Conduct and Ethics is available on the Company’s website at http://ir.przmgroup.com.

The Board has also adopted a written charter for each of the Audit Committee, Compensation Committee and Nominating Committee. Each charter is available on the Company’s website at http://ir.przmgroup.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires ’s executive officers, directors and persons who beneficially own more than 10% of Prism Group’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish Prism Group with copies of all Section 16(a) forms filed by such persons. Based on a review of reports furnished to Prism Group and representations from certain reporting persons, Prism Group believes that all reports required under Section 16(a) during the year ended December 31, 2015 were timely filed, except that the initial report on Form 3 for Mr. Gregory Duman was filed late.

EXECUTIVE AND DIRECTOR COMPENSATION

The Compensation Committee is authorized by the Board of Directors to review and approve annual performance objectives and goals relevant to compensation for the Chief Executive Officer and evaluate the performance of the Chief Executive Officer in light of these goals and objectives. In setting such objectives, the Compensation Committee is directed to consider the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Company’s Chief Executive Officer in past years. The Compensation Committee is also directed to periodically review and advise the Board concerning both regional and industry wide compensation practices and trends in order to assess the adequacy and competitiveness of the Company’s compensation programs for the CEO, other executive officers and directors relative to comparable companies in the Company’s industry. Neither management nor the Compensation Committee engaged the services of a compensation consultant during the years ended December 31, 2015 and December 31, 2014.

Summary Compensation Information

The following table presents certain summary information concerning compensation paid or accrued by Prism Group for services rendered in all capacities during the years ended December 31, 2015 and December 31, 2014 for the Chief Executive Officer, the Senior Vice President, General Counsel and Secretary and the Chief Financial Officer and Chief Accounting Officer (the “Named Executive Officers”).

Mr. Loewe, Prism Group’s General Counsel and Secretary, is a participant in the Prism Group Executive Retention and Severance Plan approved by the Board of Directors on June 14, 2004 and revised on December 22, 2008. Mr. Loewe would be entitled to receive cash severance payments and health and medical benefits in the event his employment is terminated by Prism Group without cause or by Mr. Loewe for good reason No severance payments or benefits are provided for Mr. Loewe in the event of death or disability.

Subsequent Compensation Changes

As previously disclosed, on September 1, 2016, the Compensation Committee (the “Compensation Committee”) our Board of Directors approved an Incentive Compensation Plan (“Plan”) for the Company’s executive officers, directors and employees. The purpose of the Plan is to incent employees to generate operations-related cash flow for the Company as quickly as possible by pursuing strategic revenue opportunities and prudent expense reductions. The Plan in general is effective September 1, 2016; however, individual Participants may opt in at any time beginning after the Plan effective date.

A payout under the Plan is contingent on the Company attaining cumulative Net Cash Flow (NCF) of at least $5 million beginning September 1, 2016. NCF is the cumulative difference between (i) cash received from revenue sources, and (ii) cash operating expenses. The amount of incentive compensation available to any Participant is equal to 1.5 times the amount of his cumulative compensation reduction measured between the date of participation through the payout date. Plan payouts will be made only when the NCF target is 100% achieved; there are no intermediate or partial payouts.

The Company’s four executive officers agreed to participate in the Plan, effective September 2, 2016, and their new cash compensation is shown in the following table:

Name	Previous Salary	New Salary
Hussein A. Enan, CEO	$300,000	$12
Gregory J. Duman, President – Prism LLC	$200,000	$100,000
Steven J. Yasuda, CFO and CAO	$175,000	$100,000
L. Eric Loewe, SVP, General Counsel and Secretary	$240,000	$90,000

In addition, each of the Company’s non-employee directors has elected to participate in the plan and reduce their annual retainers for service on the Board to zero.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	All other Compensation(2)	Total
Hussein A. Enan	2015	$300,000	$—	$8,811	$15,524	$324,335
Chairman of the Board, Chief Executive Officer	2014	$300,000	$—	$—	$9,075	$309,075
Gregory J. Duman(3)	2015	$153,077	$—	$14,661	$8,978	$176,716
President
L. Eric Loewe	2015	$232,380	$—	$42,544	$3,457	$278,381
Senior Vice President, Secretary and General Counsel	2014	$218,360	$—	$—	$2,597	$220,957
Steven J. Yasuda	2015	$175,000	$—	$17,018	$1,206	$193,224
Chief Financial Officer and Chief Accounting Officer	2014	$127,315	$—	$—	$1,116	$128,431

(1)

Valuation based on the dollar amount of option grants (see “Grant of Plan-Based Awards” below) recognized for reporting the aggregate fair value of the award computed in accordance with ASC 718 with respect to the 2015 plan year. The assumptions used by the Company with respect to the valuation of option grants are set forth in “Consolidated Financial Statements—Notes to Financial Statements—Note 3—Share Based Payments,” which appear in Prism Group’s Annual Report on Form 10-K.

(2)	Represents Prism Group health and term life benefits.

(3)	Represents compensation as of March 26, 2015, in connection with the acquisition of Prism Technologies, LLC.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of securities underlying outstanding option plan awards for each of the named executive officers at the fiscal year-end as of December 31, 2015.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards
Name	Number of Securities Underlying Options (#) Exercisable(1)	Number of Securities Underlying Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Hussein A. Enan	6,250	68,750	$2.76	6/11/2020
Gregory J. Duman	9,376	103,124	$2.68	3/26/2020
L. Eric Loewe	54,167	45,833	$2.76	6/11/2020
Steven J. Yasuda	21,667	18,333	$2.76	6/11/2020

(1) Options granted under the above plans are priced at the common stock’s fair market value on the date of grant and generally vest immediately, cliff vest or ratably over the requisite service period. A portion of the option awards granted in 2015 were also subject to performance conditions for the 2015, 2016 and 2017 plan years with fair market values of $54,400, $48,400, $59,800 and $23,900 for Hussein A. Enan, Gregory J. Duman, L. Eric Loewe and Steven J. Yasuda respectively. The option performance awards relating to the 2015 plan year met certain performance criteria and therefore 50% of these option awards were vested.

Director Compensation

The following table presents the compensation paid to each member of the Board of Directors during the year ended December 31, 2015:

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Option Awards(1)	All other Compensation	Total
Dennis H. Chookaszian	$20,000	$4,274	$—	$24,274
James M. Corroon	$20,000	$4,274	$—	$24,274
Thomas W. Orr	$30,000	$4,274	$—	$34,274

(1)

Valuation based on the dollar amount of option grants recognized for reporting the aggregate fair value of the award computed in accordance with ASC 718 with respect to fiscal year 2015. The assumptions used by us with respect to the valuation of option grants are set forth in “Consolidated Financial Statements—Notes to Financial Statements—Note 3—Share-Based Payments” in Prism Group’s Annual Report on Form 10-K.

Additional Information Regarding Director Compensation

Each non-employee director receives an annual cash retainer of $20,000 relating to the period from January 1 to December 31. Mr. Orr, as Chair of the Audit Committee prior to his death in October 2016, received an additional cash retainer of $2,500 for each regularly scheduled Audit Committee meeting attended. In addition, Prism Group’s 2008 Stock Option Plan grants each non-employee director an annual option grant to purchase 5,000 shares, with the date of grant being on or about July 1 of each year that they serve. These options are fully vested. Directors are also reimbursed for their reasonable expenses incurred in connection with attending Board of Directors or Committee meetings.

Equity Compensation Plan Information

Prism Group currently maintains two equity compensation plans that provide for the issuance of common stock to employees, officers, directors, independent contractors and consultants of Prism Group and its subsidiaries. These consist of the Prism Group 2008 Stock Option Plan and the 1999 Employee Stock Purchase Plan, each of which have been approved by the stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of December 31, 2015:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	180,000	$2.99	1,001,000
Equity compensation plans not approved by security holders	—	—	—

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of October 31, 2016, certain information with respect to the beneficial ownership of Prism Group’s common stock by (i) each stockholder known by us to be the beneficial owner of more than 5% of Prism Group’s common stock, (ii) each director of Prism Group, (iii) the executive officers of Prism Group, and (iv) all current directors and executive officers of Prism Group as a group.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding(2)
5% Stockholders
Prism Resources(3)	615,387	6.0%
Directors and Executive Officers
Hussein A. Enan(4)	1,929,572	18.7%
James M. Corroon(5)	28,521	* %
Dennis H. Chookaszian(6)	324,288	3.2%
Thomas W. Orr(7)	116,036	1.1%
Gregory J. Duman(8)	301,375	2.9%
L. Eric Loewe(9)	181,103	1.8%
Steven J. Yasuda(10)	60,400	* %
Current directors and executive officers as a group (7 persons )(11)	2,941,295	28.6%

*Less than one percent

(1)

The persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. The address of all officers and directors is c/o Prism Technologies Group, Inc., 101 Parkshore Dr., Suite 100, Folsom, CA 95630.

(2)

Percent of Common Stock Outstanding is calculated utilizing 10,073,688 shares outstanding, which is the sum of the number of the Company's outstanding shares as of October 31, 2016 and the number of options held by the named beneficial owners that become exercisable within 60 days thereafter.

(3)	The address of Prism Resources, Inc. is 21441 Skyridge Road, Elkhorn, NE 68022.

(4)

Includes 1,904,572 shares held by the Enan Family Trust, a revocable trust. Mr. Enan and Mr. Enan’s spouse are co-trustees of the Enan Family trust. Also includes 25,000 shares subject to options exercisable within 60 days following October 31, 2016.

(5)	Includes 20,000 shares subject to options exercisable within 60 days following October 31, 2016.

(6)	Includes 416 shares held by Mr. Chookaszian’s spouse, which he disclaims beneficial ownership of. Also includes 20,000 shares subject to options exercisable within 60 days following October 31, 2016.

(7)	Includes 20,000 shares subject to options exercisable within 60 days following October 31, 2016.

(8)	Includes 42,189 shares subject to options exercisable within 60 days following October 31, 2016.

(9)	Includes 66,668 shares subject to options exercisable within 60 days following October 31, 2016.

(10)	Includes 26,668 shares subject to options exercisable within 60 days following October 31, 2016.

(11)	Includes 220,525 shares subject to options exercisable within 60 days following October 31, 2016.

Management

Executive Officers of Prism Group.

As of October 31, 2016, Prism Group’s executive officers were as follows:

Name	Position With Prism Group	Age
Hussein A. Enan	Chairman of the Board and Chief Executive Officer	71
Gregory J. Duman[1]	President, Prism Technologies, LLC	61
L. Eric Loewe	SVP, General Counsel and Secretary	59
Steven J. Yasuda	Chief Financial Officer and Chief Accounting Officer	49

1.	Mr. Duman became an executive officer on March 26, 2015 in connection with the acquisition of Prism Technologies, LLC.

Hussein A. Enan co-founded Prism Group in February 1995 and has served as its Chairman of the Board since its inception. Mr. Enan served as Prism Group’s Chief Executive Officer from February 1995 to June 2002 and was reinstated to that position in August 2004. From October 2011 through June 2012, Mr. Enan also served as the Company’s interim Chief Financial Officer. Mr. Enan also served as Prism Group’s President from May 1999 to June 2000. From March 1992 to November 1994, Mr. Enan was a general partner at E.W. Blanch, a reinsurance intermediary that merged with his own wholly owned company, Enan & Company, a reinsurance intermediary, in March 1992. Mr. Enan founded Enan & Company in February 1979. The fact that Mr. Enan is a founder of Prism Group, brings historic knowledge and continuity to the Board, and his position as its largest stockholder led the board to conclude that he should serve as a director.

Gregory J. Duman has been the President, Chief Financial Officer and a director of Prism Technologies, LLC since its inception in August 2003 and he continues to serve in that role following the merger with Prism Technologies Group Inc. in March 2015. Prior to joining Prism, Mr. Duman was Chief Financial Officer and Executive Vice President of Transgenomic, Inc., a publicly traded company in the bio-tech industry from 2001 to 2004. Mr. Duman also served on the board of directors of Transgenomic 2000 to 2009. From 2000 to 2001, Mr. Duman was Chief Financial Officer and Executive Vice President of Artios, Inc., a privately held provider of electronic transaction exchange between businesses. From 1983 to 2000, Mr. Duman was with Applied Communications/ Transaction Systems Architects, Inc. (“TSA”), a publicly traded software company, and served in a variety of capacities including Controller, Chief Financial Officer, and Executive Vice President. Mr. Duman was also a member of TSA’s board of directors and served as Chairman of the board in 2001. Prior to joining TSA, Mr. Duman spent four years in public accounting as a CPA with Arthur Andersen & Co. Mr. Duman earned a Bachelor of Science in Business Administration with a major in Accounting from the University of Nebraska at Omaha in 1979. Mr. Duman was appointed to Prism Group’s board of directors immediately following the consummation of the Merger.

L. Eric Loewe joined Prism Group in October 1998 as Corporate Counsel, Legal and Regulatory, responsible for all regulatory compliance issues, and has served as Senior Vice President and General Counsel since September 2000 and as Secretary since July 2001. Mr. Loewe held various positions with the National Association of Independent Insurers (the “NAII”) from January 1980 to September 1998. As Senior Counsel for the NAII, Mr. Loewe was responsible for legislation and regulations affecting its 570 member companies. Mr. Loewe is a member of the Illinois and California bars.

Steven J. Yasuda joined Prism Group in December 1999 as Manager, Budget and Reporting and has been the Corporate Controller since September 2001. On September 2004, he was promoted to Vice President, Corporate Controller. On April 16, 2007, Mr. Yasuda took on the additional role of Chief Accounting Officer and in June 2012 was appointed as the Company’s Chief Financial Officer. Mr. Yasuda is responsible for all accounting and finance related functions of the Company. From 1997 to 1999, Mr. Yasuda worked in the operations accounting department of Electronic Arts. Mr. Yasuda has been licensed as a CPA since August 1994, but has an inactive status, as permitted by the California Board of Accountancy.

None of Prism Group’s executive officers have been involved in a legal proceeding described in Item 401 of Regulation S-K within the last ten years.

Directors of Prism Group.

Prism Group’s Board of Directors is as follows:

Name	Position with Prism Group	Age	Director Since
Class I director whose term expires at the 2018 Annual Meeting of Stockholders:
Hussein A. Enan	Chairman of the Board	71	1995

Class II director whose term expires at the 2016 Annual Meeting of Stockholders:
James M. Corroon(1)(2)(3)	Vice Chairman of the Board	77	1996

Class III directors whose term expires at the 2017 Annual Meeting of Stockholders:
Dennis H. Chookaszian(1)(2)(3)	Director	73	2003
Gregory J. Duman	Director	61	2015

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating Committee.

A description of Mr. Enan’s and Mr. Duman’s background and experience can be found in the section titled “Executive Officers

James M. Corroon has been a director of Prism Group since August 1996 and has served as Vice Chairman of the Board since May 1999. Since September 2004, Mr. Corroon has served as Vice Chairman of Fort Point Insurance Services, Inc., an insurance brokerage firm. From July 1999 to December 2000, he was a full-time employee of Prism Group and a member of the senior management team. Mr. Corroon has been a director of Willis Corroon of California, an insurance services firm, since January 1996. From October 1966 to December 1995, Mr. Corroon held various management positions with Willis Corroon and its predecessor entity, Corroon & Black Corporation. The Board of Directors concluded that Mr. Corroon provides the Board of Directors with a valuable perspective gained from his long-term service as an executive officer and as a director.

Dennis H. Chookaszian has been a director of Prism Group since April 2003. From November 1999 until he retired in February 2001, Mr. Chookaszian was Chairman and Chief Executive Officer of mPower Advisors, L.L.C., a financial advice provider focused on the online management of 401(k) plans. From September 1992 to February 1999, Mr. Chookaszian served as Chairman and Chief Executive Officer of the CNA insurance company, and prior to that held the positions of President and Chief Operating Officer (1990-1992) and Chief Financial Officer (1975-1990), respectively, of that company. Mr. Chookaszian serves on the boards of the Chicago Mercantile Exchange, and Career Education Corporation, a postsecondary education provider. Mr. Chookaszian served as chairman of the Financial Accounting Standards Advisory Council from January 2007 to December 2011. Mr. Chookaszian’s experience as a director of other public companies, combined with his knowledge of financial reporting, led the Board to conclude that he should serve as a director.

The Board of Directors has determined that, other than Mr. Enan and Mr. Duman, each of the members of the Board is an independent director for purposes of the Nasdaq Marketplace Rules. None of Prism Group’s directors have been involved in a legal proceeding described in Item 401 of Regulation S-K within the last ten years.

REPORT OF THE AUDIT COMMITTEE

OF PRISM GROUP

The current members of the Audit Committee are Mr. Corroon and Mr. Chookaszian. Mr. Thomas Orr served as the chair of the Audit Committee until his death in October 2016. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors.

The Audit Committee oversees the quality of Prism Group’s financial statements and financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report for the period ending December 31, 2013 with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity, in all material respects, of those audited financial statements with United States generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards including Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board No. 1 (Independence Discussions with Audit Committees ), and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal control, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC.

AUDIT COMMITTEE

James M. Corroon

Dennis Chookaszian

INDEPENDENT AUDITOR FEE INFORMATION

The following table sets forth the aggregate fees billed to Prism Group for the years ended December 31, 2015 and 2014 by Prism Group’s principal accounting firm, Ernst & Young LLP:

	2015	2014
Audit Fees(1)	$275,200	$198,200
Audit-Related Fees(2)		—
Tax Fees(3)	60,000	105,700
All Other Fees	—	—
	$335,200	$303,900

(1)	Audit fees consist of fees billed for services related to the audit of Prism Group’s consolidated financial statements (including required quarterly reviews) and accounting consultations.

(2)

Audit-related fees consist of fees billed for services related to assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent registered public accounting firm.

(3)	Tax fees consist of fees billed for services related to tax return preparation, tax compliance, tax planning and tax advice.

The Audit Committee considered the role of Ernst & Young LLP in providing non-audit services to Prism Group and has concluded that such services are compatible with Ernst & Young’s independence as Prism Group’s independent registered public accounting firm.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the chair of the Audit Committee the authority to approve permitted services, provided that the chair reports any decisions to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all services provided to the Company by Ernst & Young in 2015.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Prism Group has a classified Board of Directors that is divided into three classes. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting date. Currently, the Board is composed of one Class I director, one Class II director and two Class III directors who shall each serve until the annual meeting of stockholders to be held in 2016, 2017 and 2018, respectively, and until their respective successors are duly elected and qualified. Mr. Thomas Orr, a Class II director, died in October 2016 resulting in a vacancy in the Class II directorship.

The term of the current Class II director expires on the date of the 2016 annual meeting. The Nominating Committee nominated Mr. Corroon, a current Class II director, to serve as a Class II director for a three year term and until his successor is duly elected and qualified. The Nominating Committee has not nominated a successor to fill the Class II directorship vacancy created by Mr. Orr’s death in October 2016,

Vote Required and Board of Directors’ Recommendation

If a quorum is present, the nominee for the Class II director receiving the highest number of votes will be elected as the Class II director. Abstentions and broker non-votes will not be counted as votes cast and therefore will have no effect on the election of directors.

The Board of Directors recommends a vote “FOR” the nominee named above.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Prism Group asks that you indicate your approval of the compensation of our named executive officers as disclosed in this proxy statement under the heading “Executive and Director Compensation.” We are providing this vote as required by Section 14A of the Securities Exchange Act and Rule 14a-21 thereunder. Because your vote is advisory, it will not be binding on the board of directors. However, the board of directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The goals of Prism Group’s executive compensation program are to:

●	Attract and retain top quality executives whose talent and leadership are critical to the accomplishment of our business objectives;
●	Create and sustain a sense of priority surrounding strategic execution and accountability for achieving key business objectives;
●	Align the interests of executives, employees and stockholders by granting equity as part of our executives’ total compensation; and
●

Provide executives with reasonable security and a long-term employment focus through benefits (including insurance and severance benefits) that motivate them to continue employment and help Prism Group achieve its strategic goals.

In structuring our executive compensation program, the Compensation Committee considers how each component motivates performance and promotes retention and sound long-term business decisions. The Compensation Committee also considers the requirements of Prism Group’s strategic plan and the short-term and mid-term needs of Prism Group’s business situation.

Recommendation of Prism Group Board of Directors

If a quorum is present, in order to approve the advisory vote on executive compensation, a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on such proposal must vote in favor of it. Abstentions will not be considered votes cast on the proposal but are counted as shares entitled to vote on the proposal. Broker non-votes will not be considered votes cast, or as shares entitled to vote, on the proposal, and therefore will not be counted for purposes of determining the outcome of the proposal.

We are asking our stockholders to indicate their support for our named executive officer compensation as disclosed in this proxy statement. Accordingly, the board of directors recommends that stockholders vote to approve, on an advisory, non-binding basis, the following resolution:

RESOLVED, that the compensation of the named executive officers of Prism Group, as disclosed in this proxy statement under the heading “Executive and Director Compensation,” is hereby approved.

Our board of directors recommends a vote FOR the resolution approving the compensation of our named executive officers as disclosed in this Proxy Statement under the heading “Executive and Director Compensation.”

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of Prism Group’s Board of Directors has selected Ernst & Young LLP as Prism Group’s independent registered public accounting firm to audit the consolidated financial statements of Prism Group for the fiscal year ending December 31, 2016. Ernst & Young LLP has acted in such capacity since its appointment in fiscal year 2001. A representative of Ernst & Young LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Vote Required and Board of Directors’ Recommendation

Ratification of Ernst & Young LLP as Prism Group’s independent registered public accounting firm to audit the consolidated financial statements of Prism Group for the fiscal year ending December 31, 2016, requires the affirmative vote of the holders of a majority of the voting power represented at the meeting in which a quorum is present. The presence, in person or by proxy duly authorized, of the holders of a majority of the shares of common stock outstanding on the record date of October 31, 2016 shall constitute a quorum for the transaction of business.

Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes will have any effect on the outcome of the proposal.

The Board of Directors recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as Prism Group’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO THE COMPANY’S

CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A

REVERSE STOCK SPLIT

Proposed Amendment

Our Board of Directors has proposed amending Article 4 of our certificate of incorporation to effect a reverse stock split of the outstanding shares of common stock, referred to as “old common stock,” will be combined and reconstituted as a smaller number of shares of our common stock, referred to as “new common stock,” in a ratio of between 20 and 100 shares of old common stock for each share of new common stock. The permissible ratios between 1 for 20 and 1 for 100 will vary by increments of 0.1, such that we could effect a 1 for 20.5 reverse split but not a 1 for 20.45 reverse split. The exact ratio will be determined by the Board based on prevailing market conditions at the time the reverse stock split is effected. Stockholders are being asked to approve a separate amendment to the certificate of incorporation corresponding to each of the possible reverse split ratios between 1 for 20 and 1for 100, with the Board having the authority to give its final approval to only one of such amendments.

By approving the proposed amendment, the stockholders will be authorizing the Board to implement the reverse split at any time on or before February 16, 2017 or to abandon the reverse split at any time. If the amendment has not been filed with the Delaware Secretary of State by the close of business on the foregoing date, the Board will either resolicit stockholder approval or abandon the reverse split.  The Board’s determination as to whether the reverse stock split will be effected and, if so, at what ratio, will be based upon certain factors, including existing and expected marketability and liquidity of our Common Stock, prevailing market conditions, the expected impact on the usability of our net operating losses, and the likely effect on the market price of our common stock.

Text of the Proposed Amendment to our Certificate of Incorporation

If the Board implements the reverse split following stockholder approval of this proposal, Paragraph (A) of Article 4 of the Certificate of Incorporation of the corporation shall be amended to read in its entirety as follows, with the number of shares of common stock and the date for determining the cash payment for fractional shares being the date of the Board’s action:

"(A) The Corporation is authorized to issue two classes of shares, designated "Common Stock" and "Preferred Stock," respectively. The number of shares of Common Stock authorized to be issued is [*] shares, $0.001 par value per share, and the number of shares of Preferred Stock authorized to be issued is 5,000,000 shares, $0.001 par value per share. Upon the filing of this Certificate of Amendment of Certificate of 1ncorporation, each [*] issued and outstanding shares of the Corporation's Common Stock shall be converted into one (1) share of Common Stock, with any resulting fractional share to be converted into the right to receive a cash payment in an amount equal to the value of such fractional share based on the closing price of such Common Stock on the Nasdaq Capital Market on [*].”

Purposes and Effects of the reverse stock split

The purposes of the reverse stock split are to reduce the number of common shares of our stock outstanding, to increase the per share trading price of our common stock and to support our efforts to secure the continued listing of our common stock on the Nasdaq Capital Market or re-listing upon any other national exchange.

To maintain the listing of our common stock on the Nasdaq Capital Market we are required to meet certain listing requirements including a minimum bid price of $1.00 per share. Our stock price has been below the $1.00 minimum bid price since December 31, 2015. On February 17, 2016, we received written notice from Nasdaq indicating that we were not in compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Capital Market, as set forth in Listing Rule 5550(a)(2). The Company was provided 180 calendar days, or until August 15, 2016, to regain compliance with the Minimum Bid Price Rule. The Company, however, was unable to regain compliance with the Minimum Bid Price Rule by August 15, 2016. NASDAQ granted the Company a second 180 days to regain compliance based on the Company meeting all applicable requirements for continued listing on the NASDAQ Capital Market, with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. This second compliance period expires on February 17, 2017. As of the date of this Proxy Statement, the bid price of the Company’s stock has remained below the $1.00 Minimum Bid Price.

If we do not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide us with notice that our common stock will be subject to delisting. We would then be entitled to appeal the Nasdaq Staff’s determination to a Nasdaq Listing Qualifications Panel and request a hearing.

If our common stock were to be delisted from the Nasdaq Capital Market for failure to meet the minimum bid price or other listing standards, trading of our common stock most likely would be conducted in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. Such trading could substantially reduce the market liquidity of our common stock. As a result, an investor would find it more difficult to dispose of, or obtain accurate quotations for the price of, our common stock.

The immediate effect of the reverse stock split will be a proportionate decrease in the number of authorized shares of common stock and the number of issued and outstanding shares as described in the following table:.

	Authorized shares	Issued and Outstanding shares	Reserved but unissued
Current	25,000,000	10,073,688	14,926,312
After 1 for 20 split	1,250,000	503,684	746,316
After 1 for 100 split	250,000	100,737	149,263

In addition, the reverse split will result in a proportionate decrease in the number of shares authorized for issuance under our stock option and stock purchase plans and the number of shares of common stock issuable upon exercise of outstanding options, and a proportionate increase in the exercise prices of outstanding options. As a result, following the effective date, the number of shares of common stock issuable upon the exercise of outstanding options will be reduced from approximately 775,000 shares to between approximately 38,750 shares and approximately 7,750 shares. The reverse stock split will also effect a similar proportionate reduction in the number of shares issuable upon exercise of outstanding warrants.

The reduction in the number of outstanding shares is expected to increase the trading price of our common stock, although there can be no assurance that such price will increase in proportion to the ratio of the reverse stock split ratio. The trading price of our common stock depends on many factors, including many which are beyond our control. The higher stock price may increase investor interest and reduce resistance of brokerage firms to recommend the purchase of our common stock. On the other hand, to the extent that negative investor sentiment regarding our common stock is not based on our underlying business fundamentals, the reverse split may not overcome such sentiment enough to increase our stock price to a level that consistently exceeds $1.00 per share.

The shares of new common stock will be fully paid and non-assessable. The amendment will not change the terms of our common stock. The reverse stock split will not change the proportionate equity interests or voting rights of holders of common stock, subject to the treatment of fractional shares. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. Accordingly, we do not believe the reverse stock split will either increase or decrease the likelihood of a takeover.

Federal and state tax laws impose substantial restrictions on the utilization of net operating loss carryforwards (“NOLs”) in the event of an “ownership change,” as defined in Section 382 of the Internal Revenue Code (as amended and together with any applicable regulations promulgated thereunder, the “Code”), and in certain other circumstances. If we experience an ownership change, the Company’s ability to fully utilize NOLs will be substantially limited, and the timing of the usage of NOLs could be substantially delayed, which could significantly impair the value of those benefits. Even at the highest reverse stock split ratio, the reduction in the number of outstanding shares is expected to have a minimal impact on the ownership shift percentage under Section 382 of the IRS Code because fewer than 15,000 of the outstanding shares would be converted to cash after rounding the fractional shares The effect of a reverse stock split on the ownership shift percentage will be one of the factors considered by the Board in determining the split ratio or if any reverse split is advisable. There is no assurance, however, that an ownership change could not occur in the future or that the utilization of our NOLs could not be otherwise restricted by legislative, judicial or regulatory developments.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the outstanding shares of common stock is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present but will have the same effect as a negative vote on this proposal.

The Board of Directors unanimously recommends that the stockholder vote FOR approval of the Amendment to the Certificate of Incorporation to effect a reverse split of the outstanding shares of common stock.

The Board of Directors believes that the reverse stock split is likely to result in the bid price of our common stock increasing over the $1.00 minimum bid price requirement, thereby permitting the continued listing of our common stock on the Nasdaq Capital Market. However, the market price of our common stock may not rise in proportion to the reduction in the number of outstanding shares resulting from the reverse split. Moreover, our share price, together with the trading price of a large number of similar securities, has been subject to a downward trend over the past nine months, and the price may not remain above $1.00 even if it exceeds that price initially following the reverse split. Further, the liquidity of our common stock may be adversely affected by the reduced number of shares outstanding after the reverse stock split. In addition, the split will increase the number of stockholders who own “odd lots,” which consist of blocks of fewer than 100 shares. Stockholders who hold odd lots may be required to pay higher brokerage commissions when they sell their shares and may have greater difficulty in making sales.

 Effectiveness of the reverse stock split

If this proposal is approved by stockholders, management intends to file the amendment to our certificate of incorporation with the Delaware Secretary of State promptly after the Board of Directors approves the final conversion ratio, upon which the reverse split will become effective. Upon the filing of the amendment, all the old common stock will be converted into new common stock as set forth in the amendment. Even if the reverse stock split is approved by stockholders, our Board of Directors has discretion to decline to carry out the reverse split if it determines for any reason that the reverse split will not be in our best interests. If the reverse split is not implemented on or before February 17, 2017, the Board of Directors will either resolicit stockholder approval or abandon the reverse split.

Certificates and Fractional Shares

As soon as practicable after the effective date, we will request that all stockholders return their stock certificates representing shares of old common stock outstanding on the effective date in exchange for certificates representing the number of whole shares of new common stock into which the shares of old common stock have been converted as a result of the reverse stock split. Each stockholder will receive a letter of transmittal from our transfer agent containing instructions on how to exchange certificates. Stockholders should not submit their old certificates to the transfer agent until they receive these instructions. In order to receive new certificates, stockholders must surrender their old certificates in accordance with the transfer agent’s instructions, together with the properly executed and completed letter of transmittal.

Beginning with the effective date, each old certificate, until exchanged as described above, will be deemed for all purposes to evidence ownership of the number of whole shares of new common stock into which the shares evidenced by the old certificates have been converted.

No fractional shares will be issued. A stockholder will receive cash in lieu of any fractional share based on the closing price of the Company’s common stock on the Nasdaq Capital Market on the effective date of the reverse stock split.

The Company estimates that its aggregate expenses relating to the reverse stock split will be approximately $[*].

Federal Income Tax Consequences

The following discussion of the material federal income tax consequences of the proposed reverse stock split is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations thereunder, judicial decisions and current administrative rulings and practices, all as in effect on the date hereof and all of which could be repealed, overruled or modified at any time, possibly with retroactive effect. No ruling from the Internal Revenue Service with respect to the matters discussed herein has been requested and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) that may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

Except as discussed below, no gain or loss should be recognized by a stockholder who receives only common stock in connection with the transactions contemplated by the reverse stock split. The aggregate tax basis of the shares of common stock held by a stockholder following the reverse stock split will equal the stockholder’s aggregate basis in the common stock held immediately prior to the reverse stock split and generally will be allocated among the shares of common stock held following the reverse stock split on a pro-rata basis. Stockholders who have used the specific identification method to identify their basis in shares of common stock combined in the reverse stock split should consult their own tax advisors to determine their basis in the shares of common stock received in exchange therefore in the reverse stock split. Shares of common stock received should have the same holding period as the common stock surrendered. The receipt of a cash payment in lieu of a fractional interest will result in recognition of gain or loss for federal income tax purposes and the aggregate tax basis of the shares of common stock held following the reverse stock split must take into account the gain recognition.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

The board of directors unanimously recommends that you vote for the proposal authorizing a reverse stock split.

Assuming the proposal is approved by the stockholders, the company’s board of directors intends to implement the proposal if, in its discretion, it determines it to continue to be in the best interests of the company and its stockholders. Notwithstanding stockholder approval of the reverse stock split, the board of directors may, in its discretion, delay implementation of the reverse stock split or abandon it altogether if it deems such action to be in the best interest of the company.

STOCKHOLDER PROPOSALS TO BE PRESENTED

AT NEXT ANNUAL MEETING

Under Prism Group’s bylaws, in order for a stockholder proposal to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of Prism Technologies Group at 101 Parkshore Dr., Suite 100 Folsom CA 95630. To be timely for the 2017 annual meeting, such notice must be delivered to or mailed and received at Prism Group’s principal executive offices, not less than 120 calendar days in advance of the date that Prism Group’s proxy statement was released to stockholders in connection with the 2016 annual meeting, except that if the 2017 annual meeting date has been changed by more than 30 days from the date contemplated at the time of the proxy statement for the 2016 annual meeting, notice by a stockholder to be timely must be received not later than the close of business on the 10th calendar day following the day on which public announcement of the date of the 2017 meeting is first made. A stockholder’s notice to the Secretary shall set forth, as to each matter the stockholder proposes to bring before the annual meeting, (a) a brief description of the business to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

Proposals of stockholders intended to be included in Prism Group’s proxy statement for the 2017 annual meeting of the stockholders of Prism Group must be received by Prism Technologies Group at its offices at 101 Parkshore Dr., Suite 100, Folsom CA 95630 and satisfy the conditions established by the SEC for stockholder proposals to be included in Prism Group’s proxy statement for that meeting.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no business that will be conducted at the 2016 Annual Meeting of Stockholders of Prism Group other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ L. Eric Loewe
L. Eric Loewe
Senior Vice President, Secretary and
General Counsel

[*], 2016

PRISM TECHNOLOGIES GROUP, INC.
PROXY FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Hussein A. Enan and Steven J. Yasuda with full power of substitution to represent the undersigned and to vote all of the shares of stock in Prism Technologies Group, Inc., a Delaware corporation (“Prism Technology Group”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Prism Technology Group to be held at the corporate headquarters of Prism Technology Group located at 101 Parkshore Dr., Folsom, CA, 95630 on December 29, 2016, at 9:00 am local time, and at any adjournment or postponement thereof (1) as hereinafter specified under the proposals listed on the reverse side and as more particularly described in the Proxy Statement of Prism Technology Group dated [*] (the “Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED AS RECOMMENDED BY THE BOARD.

(Continued and to be signed on the reverse side)

Please mark

™	votes as in this example

The Board of Directors recommends a Vote “FOR” proposals 1, 2, 3 AND 4.

FOR the nominees listed at right	WITHHOLD AUTHORITY to vote (except as marked to the contrary below) for the nominees listed at right.

☐	☐

1.	To elect the following individual as a Class II director to hold office for a three-year term and until his respective successor is elected and qualified:

	NOMINEE:	JAMES M. CORROON

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME BELOW.)

		FOR	ABSTAIN	AGAINST
		™	™	™

2.	To consider and approve the compensation of Prism Technology Group’s named executive officers as disclosed in the proxy statement under the heading “Executive and Director Compensation.”

		FOR	ABSTAIN	AGAINST
		™	™	™
3 4..

To consider and ratify the appointment of Ernst & Young LLP as Prism

Technology Group’s independent registered public accounting firm for the year ending December 31, 2016

To approve an amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to effect a reverse stock split of our issued and outstanding shares of Common Stock at a ratio and effective upon a date to be determined by the Company’s board of directors (the

“Board”)

		FOR	ABSTAIN	AGAINST

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

MARK HERE FOR ADDRESS CHANGE AND ☐ NOTE AT LEFT

MARK HERE IF YOU PLAN TO ATTEND THE ☐ MEETING

Date: , 2016
Signature

Please sign here. If shares of stock are held jointly, both or all of such persons should sign. An authorized person should sign Corporate or partnership proxies in full corporate or partnership name. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.